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                          SUBSIDIARY GUARANTY AGREEMENT

         THIS SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty") is entered into effective as of October 18, 2002, by CAMPUS PIPELINE, INC., a Delaware corporation (the "Guarantor"), in favor of and for the benefit of CITIZENS BANK OF PENNSYLVANIA, successor to Mellon Bank, N.A. (the "Bank").

                                   BACKGROUND

         A. Systems & Computer Technology Corporation, a Delaware corporation (the "Company") and SCT Software & Resource Management Corporation, a Delaware corporation (the "Borrowing Subsidiary"), have entered into that certain Credit Agreement dated as of June 20, 1994, as amended by that certain Amendment and Modification to Credit Agreement dated April 8, 1997, that certain Second Amendment and Modification to Credit Agreement dated April 8, 1997, that certain Third Amendment and Modification to Credit Agreement dated June 4, 1997, that certain Fourth Amendment and Modification to Credit Agreement dated May 6, 1998, that certain Fifth Amendment and Modification to Credit Agreement dated October 9, 1998, that certain Sixth Amendment and Modification to Credit Agreement dated July 7, 2000, that certain Seventh Amendment and Modification to Credit Agreement dated September 7, 2000, that certain Eighth Amendment and Modification to Credit Agreement dated June 20, 2001, that certain Ninth Amendment and Modification to Credit Agreement dated February 19, 2002, that certain Tenth Amendment and Modification to Credit Agreement dated May 30, 2002, 2002 and that certain Eleventh Amendment and Modification to Credit Agreement dated of even date herewith (as the same may be further amended from time to time, the "Credit Agreement"). Capitalized terms defined therein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Pursuant to the Credit Agreement, the Bank has agreed to make certain Loans to the Company and the Borrowing Subsidiary (collectively, the "Borrowers") subject to the terms and conditions of the Credit Agreement;

         B. Certain of the obligations under the Credit Agreement are being incurred in part for, and will inure to, the benefit of the Guarantor, which benefits include managerial support of and financial assistance to the Guarantor. Such benefits are hereby acknowledged.

         C. The Guarantor desires to guaranty all obligations of the Borrowers under the Credit Agreement.

         D. It is a condition precedent to the making of further Loans under the Credit Agreement that the obligations thereunder are irrevocably and unconditionally guarantied by the Guarantor.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Bank to enter into the Credit Agreement and to make the Loans thereunder, the Guarantor, intending to be legally bound hereby, agrees as follows:


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SECTION 1. DEFINITIONS

         SECTION 1.1 Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

         "Guarantied Obligations" has the meaning assigned to that term in subsection 2.1.

         "Guaranty" means this Guaranty dated as of October 18, 2002, as it may be amended, supplemented or otherwise modified from time to time.

         "Payment in full", "paid in full" or any similar term means payment in full of the Guarantied Obligations including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of the Bank as required under the Credit Agreement and the other Loan Documents.

SECTION 1.2 Interpretation.

              (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

              (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2. THE GUARANTY

         SECTION 2.1 Guaranty of the Guarantied Obligations. The Guarantor hereby irrevocably and unconditionally guaranties, as a primary obligor, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)). The term "Guarantied Obligations" means all of the obligations of the Borrowers under the Credit Agreement and includes:

              (a) any and all obligations of the Borrowers, including but not limited to obligations in respect of notes, advances, borrowings, loans, debts, letters of credit, bankers' acceptances, interest, fees, costs, expenses (including, without limitation, reasonable legal fees and expenses of counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the obligations of the Borrowers or from time to time renew them after they have been satisfied and including any increases to the Commitment or the Loans to be made under the Credit Agreement; and

              (b) those expenses set forth in subsection 2.10 hereof.



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         SECTION 2.2 Liability of Guarantor. The Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

              (a) This Guaranty is a guaranty of payment when due and not of collectibility.

              (b) The Bank may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between the Bank and the Borrowers with respect to the existence of such Event of Default.

              (c) The obligations of the Guarantor hereunder are independent of the obligations of the Borrowers under the Loan Documents and the obligations of any other guarantor of the obligations of the Borrowers under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions.

              (d) The Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if the Bank is awarded a judgment in any suit brought to enforce the Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release the Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

              (e) The Bank, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of the Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of the Bank in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Bank may have against any such security, as the Bank in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any Borrower or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents.



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              (f) This Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document or any agreement relating to such other guaranty or security;
(iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though the Bank might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) the Bank's consent to the change, reorganization or termination of the corporate structure or existence of the Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations;
(vii) any defenses, set-offs or counterclaims that any Borrower may allege or assert against the Bank in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, statute of frauds, statute of limitations, and usury, but excluding payment defenses; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guarantied Obligations.

         SECTION 2.3 Limitation on Amount Guarantied. Anything contained in this Guaranty to the contrary notwithstanding, the obligations of the Guarantor hereunder shall be limited to the lesser of (i) the Guaranteed Obligations and
(ii) a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), if and to the extent the Guarantor (or a trustee on its behalf) has properly invoked the protections of the Fraudulent Transfer Laws in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor (x) in respect of intercompany indebtedness to any Borrower or Affiliates of any Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor hereunder and (y) under any guaranty of subordinated debt issued by any Borrower, which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection, pursuant to which the liability of the Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of the Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among the Guarantor and other Affiliates of any Borrower of obligations arising under guaranties by such parties.



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         SECTION 2.4 Waivers by the Guarantor. The Guarantor hereby expressly waives, for the benefit of the Bank:

              (a) any right to require the Bank, as a condition of payment or performance by the Guarantor, to (i) proceed against the Borrower, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, the Guarantor, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Bank in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of the Bank whatsoever;

              (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower from any cause other than indefeasible payment in full of the Guarantied Obligations;

              (c) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

              (d) any defense based upon the Bank's errors or omissions in the administration of the Guarantied Obligations, except for errors or omissions caused solely by the gross negligence or willful misconduct of the Bank;

              (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting the Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims in any action brought in conjunction with this Guaranty, but this waiver shall not preclude any right the Guarantor may have to assert set-offs, recoupments or counterclaims in a separate proceeding and (iv) promptness, diligence and any requirement that the Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto;

              (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in subsection 2.2 and any right to consent to any thereof; and



                                     - 5 -
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              (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms of this Guaranty.

         SECTION 2.5 Payment by the Guarantor Application of Payments. The Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which the Bank or any other Person may have at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrowers to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(0) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), the Guarantor will forthwith pay, or cause to be paid, in cash, to the Bank, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to a Borrower, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against that Borrower for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to the Bank. All such payments shall be applied promptly from time to time by the Bank:

                  FIRST, to the payment of the costs and expenses of any
              collection or other realization under this Guaranty, including reasonable compensation to the Bank and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Bank in connection therewith;

                  SECOND, to the payment of all other Guarantied Obligations owing to the Bank; and

                  THIRD, after payment in full of all Guarantied Obligations, to the payment to the Guarantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

         All applications of payments to the Guarantied Obligations shall be applied to the payment of interest before application to the payment of principal.

         SECTION 2.6 Subrogation. Guarantor hereby waives any and all rights Guarantor may have at any time (whether arising directly or indirectly, by operations of law or contract) to assert any claim against any Borrower on account of payments made under this Guaranty, including without limitation any and all rights of subrogation or indemnity. Until the Guarantied Obligations shall have been indefeasibly paid in full, the Guarantor shall withhold exercise of (a) any right of subrogation against any other guarantor of the Guarantied Obligations in respect of the Guaranteed Obligations, (b) any right of contribution in respect of the Guaranteed Obligations the Guarantor may have against any other guarantor of the Guarantied Obligations, (c) any benefit of, and any right to participate in, any security now or hereafter held by the Bank. The Guarantor further agrees that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation the Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution the Guarantor may have against any other guarantor, shall be junior and subordinate to any rights the Bank may have against the Borrowers, to all right, title and interest the Bank may have in any such collateral or security, and to any right the Bank may have against such other guarantor. The Bank may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights the Guarantor may have, and upon any such disposition or sale any rights of subrogation the Guarantor may have shall terminate. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for the Bank and shall forthwith be paid over to the Bank to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or any applicable security agreement.



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         SECTION 2.7 Subordination of Other Obligations. Any indebtedness of any
Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of any Borrower to the Guarantor collected or received by the Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Bank and shall forthwith be paid over to the Bank to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision of this Guaranty.

         SECTION 2.8 Real Property Security. The Guarantor agrees that, if all or a portion of the Guarantied Obligations are at any time secured by a deed of trust or mortgage covering interests in real property, the Bank or its designee, in its sole discretion, without notice or demand and without affecting the liability of the Guarantor under this Guaranty, may foreclose, pursuant to the terms of the Loan Documents or otherwise, on such deed of trust or mortgage and the interests in real property secured thereby by nonjudicial or other sale. The Guarantor understands that the exercise by the Bank of certain rights and remedies contained in the Credit Agreement and such deed of trust or mortgage may affect or eliminate the Guarantor's right of subrogation against a Borrower and that the Guarantor may therefore incur a partially or totally nonreimbursable liability hereunder. Nevertheless, the Guarantor hereby authorizes and empowers the Bank to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of the Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Notwithstanding any foreclosure of the lien of such deed of trust or mortgage with respect to any or all real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, the Guarantor shall remain bound under this Guaranty, including its obligation to pay any deficiency after a nonjudicial foreclosure.



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         SECTION 2.9 Expenses. The Guarantor agrees to pay, or cause to be paid, and to save the Bank harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel) incurred or expended by the Bank in connection with the enforcement of or preservation of any rights under this Guaranty.

         SECTION 2.10 Continuing Guaranty: Termination of Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, subject in any event to reinstatement in accordance with Section 2.15(c) hereof.

         SECTION 2.11 Authority of the Guarantor or the Borrower. It is not necessary for the Bank to inquire into the capacity or powers of the Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         SECTION 2.12 Financial Condition of the Borrowers. Any Loans may be granted to any Borrower or continued from time to time without notice to or authorization from the Guarantor regardless of the financial or other condition of such Borrower at the time of any such grant or continuation. The Bank shall have no obligation to disclose or discuss with the Guarantor its assessment, or the Guarantor's assessment, of the financial condition of any Borrower. The Guarantor has adequate means to obtain information from the Borrowers on a continuing basis concerning the financial condition of the Borrowers and their ability to perform their obligations under the Loan Documents, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. The Guarantor hereby waives and relinquishes any duty on the part of the Bank to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by the Bank.

         SECTION 2.13 Rights Cumulative. The rights, powers and remedies given to the Bank by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Bank by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between the Guarantor and the Bank or between any Borrower and the Bank. Any forbearance or failure to exercise, and any delay by the Bank in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         SECTION 2.14 Bankruptcy; Post Petition Interest; Reinstatement of Guaranty.

              (a) So long as any Guarantied Obligations remain outstanding, the Guarantor shall not, without the prior written consent of the Bank in accordance with the terms of the Credit Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against any Borrower. The obligations of the Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or by any defense which any Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

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              (b) The Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of the Guarantor and the Bank that the Guarantied Obligations that are guarantied by the Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guarantied Obligations. The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Bank, or allow the claim of the Bank in respect of, any such interest accruing after the date on which such proceeding is commenced.

              (c) In the event that all or any portion of the Guarantied Obligations are paid by the Borrowers, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Bank as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

         SECTION 2.15 Notice of Events. As soon as the Guarantor obtains knowledge thereof, the Guarantor shall give the Bank written notice of any condition or event which has resulted or might reasonably be expected to result in (a) a material adverse change in the financial condition of the Guarantor or any Borrower, or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in the Credit Agreement, any other Loan Document or in any document delivered pursuant hereto or thereto, or (c) a material breach of, or noncompliance with, any material term, condition or covenant of any material contract to which the Guarantor or any Borrower is a party or by which the Guarantor or any Borrower or the Guarantor's or any Borrower's property may be bound.

         SECTION 2.16 Set Off. In addition to any other rights the Bank may have under law or in equity, if any amount shall at any time be due and owing by the Guarantor to the Bank under this Guaranty, the Bank is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured, provided that if unmatured, the Bank shall, to the extent permitted by law, waive any applicable prepayment penalty) and any other indebtedness of the Bank owing to the Guarantor and any other property of the Guarantor held by the Bank to or for the credit or the account of the Guarantor against and on account of the Guarantied Obligations and liabilities of the Guarantor to the Bank for the benefit of the Bank under this Guaranty.

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SECTION 3. REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to accept this Guaranty and to enter into the Credit Agreement and to make the Loans thereunder, the Guarantor hereby represents and warrants that the following statements are true and correct:

         SECTION 3.1 Corporate Existence. The Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Guarantor.

         SECTION 3.2 Corporate Power Authorization Enforceable Obligations. The Guarantor has the corporate power and authority to execute, deliver and perform this Guaranty and all obligations required hereunder, and has taken all necessary corporate action to authorize this Guaranty on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of the Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered will constitute, the legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

         SECTION 3.3 No Legal Bar. The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on the Guarantor, or any order, judgments award or decree of any court, arbitrator or governmental authority binding on the Guarantor, or the certificate of incorporation or bylaws of the Guarantor or any securities issued by the Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Guarantor is a party or by which the Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Guarantor and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

SECTION 4. AFFIRMATIVE COVENANTS

         The Guarantor covenants and agrees that, unless and until all of the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, unless the Bank shall otherwise consent in writing:

         SECTION 4.1 Corporate Existence, Etc. The Guarantor shall at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that the Guarantor may merge with a Material Subsidiary or the Company.

         SECTION 4.2 Compliance with Laws, Etc. The Guarantor shall comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying when due all taxes, assessments and governmental charges imposed upon it or upon any of its properties or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP, shall have been made therefor.

         SECTION 4.3 Books and Records. The Guarantor shall keep and maintain books of record and account with respect to its operations in accordance with GAAP and shall permit the Bank and its officers, employees and authorized agents, to the extent the Bank in good faith deems necessary for the proper administration of this Guaranty, to examine, copy and make excerpts from the books and records of the Guarantor and its Subsidiaries and to inspect the properties of the Guarantor and its Subsidiaries, both real and personal, at such reasonable times upon reasonable notice as the Bank may request, without disruption of the Guarantor's business.

SECTION 5. MISCELLANEOUS

         SECTION 5.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and any increase in the Commitments under the Credit Agreement until payment in full of the Guaranteed Obligations.

         SECTION 5.2 Notices. Except as otherwise set forth in this Guaranty, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile, overnight courier or delivered, if to the Guarantor, at its address set forth on the signature page hereof; and if to the Bank, at its address set forth on the signature page of the Credit Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S. Mail, postage pre-paid, when delivered to the telegraph company or to the overnight courier, when sent by telex or when sent by facsimile, respectively.

         SECTION 5.3 Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 5.4 Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         SECTION 5.5 Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

         SECTION 5.6 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.

         SECTION 5.7 Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of the Bank, and its respective successors and assigns. The Guarantor shall not assign this Guaranty or any of the rights or obligations of the Guarantor hereunder without the prior written consent of the Bank. The Bank may, without prior notice or consent, assign its interest in this Guaranty in whole or in part. The Bank shall give the Guarantor written notice of any such assignment within thirty (30) days after such assignment. The terms and provisions of this Guaranty shall inure to the benefit of any assignee or transferee, and in the event of such transfer or assignment the rights and privileges herein conferred upon the Bank shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         SECTION 5.8 Consent to Jurisdiction; Waiver of Immunities. All judicial proceedings brought against the Guarantor with respect to this Guaranty may be brought in any state or federal court of competent jurisdiction in the Commonwealth of Pennsylvania, and by execution and delivery of this Guaranty, the Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty. The Guarantor irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section. The Guarantor designates and appoints its Secretary, at the address set forth on the signature page hereof, and such other Persons as may hereafter be selected by the Guarantor irrevocably agreeing in writing to so serve as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Guarantor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Guarantor at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Guarantor refuses to accept service, the Guarantor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Bank to bring proceedings against the Guarantor in courts of any jurisdiction.

         SECTION 5.9 Waiver of Jury Trial. THE GUARANTOR AND THE BANK, BY ITS ACCEPTANCE HEREOF, HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/GUARANTOR RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Bank and the Guarantor each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Guaranty, and that each will continue to rely on the waiver in their related future dealings. The Bank and the Guarantor further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

SECTION 6. Confession of Judgment. GUARANTOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY OTHER JURISDICTION WHICH PERMITS THE ENTRY OF JUDGMENT BY CONFESSION, TO APPEAR FOR GUARANTOR AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT (AS DEFINED IN THE LOAN AGREEMENT), IN ANY ACTION BROUGHT AGAINST GUARANTOR ON THIS SURETY AGREEMENT AT THE SUIT OF BANK, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, WITHOUT STAY OF EXECUTION, AS OF ANY TERM OR TIME, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST GUARANTOR FOR THE ENTIRE UNPAID AMOUNT OF THE GUARANTEED OBLIGATIONS AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH ALL COSTS AND OTHER EXPENSES AND AN ATTORNEY'S COLLECTION COMMISSION OF FIFTEEN PERCENT (15%) OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN FIVE THOUSAND DOLLARS ($5,000.00); AND FOR SO DOING THIS SURETY AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

         THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXTINGUISHED BY ANY EXERCISE THEREOF, BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES DURING THE DURATION OF THIS SURETY AGREEMENT. GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS SURETY AGREEMENT. GUARANTOR KNOWINGLY WAIVES GUARANTOR'S RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF GUARANTOR IN THE COUNTY IN WHICH SUCH JUDGMENT IS ENTERED AND THAT EXECUTION MAY IMMEDIATELY BE ISSUED ON THE JUDGMENT TO GARNISH, LEVY ON OR ATTACH ANY PERSONAL PROPERTY OF GUARANTOR.

         GUARANTOR WAIVES AND RELINQUISHES ALL ERRORS, DEFECTS AND IMPERFECTIONS IN THE ENTRY OF JUDGMENT AS AFORESAID, OR IN ANY PROCEEDING PURSUANT THERETO, AND ALL BENEFITS THAT MAY ACCRUE TO GUARANTOR BY VIRTUE OF ANY LAW OR RULE OF COURT RELATING TO A STAY OF EXECUTION OR EXEMPTING ANY PROPERTY FROM LEVY OR SALE UNDER EXECUTION.

         SECTION 7.1 No Other Writing. This writing is intended by the Guarantor and the Bank as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

         SECTION 7.2 Further Assurances. At any time or from time to time, upon the request of the Bank, the Guarantor shall execute and deliver such further documents and do such other acts and things as the Bank may reasonably request in order to effect fully the purposes of this Guaranty.

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty by its duly authorized officer as of the date first above written.

                            CAMPUS PIPELINE, INC., a Delaware corporation


                            By: /s/ Eric Haskell
                            Name/Title: Eric Haskell / Executive Vice President

                            Address:
                            SCT Corporation
                            4 Country View Road
                            Malvern, PA 19355

                            Attention:  Mr. Eric Haskell
                            Telecopy No.:  (610)578-5102

                            With a copy to General Counsel




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